EXHIBIT 10.5(a)




December 15, 1994


First Brands Corporation
83 Wooster Heights Road
Buildings 301
Danbury, CT 06813-1911
ATTN:  R. J. Mosback

RE: Equipment Lease Agreement dated December 23, 1991 between Pitney Bowes Credit Corporation as Lessor and First Brands Corporation as Lessee (the "Lease"). Lessor Reference
                    Number: 0056671-801

Dear Mr. Mosback:

Pursuant to your request, Pitney Bowes Credit Corporation has calculated an early purchase option according to Article 4.1 of the Lease Agreement effective December 23, 1994. THIS EARLY PURCHASE OPTION IS SUBJECT TO YOUR COMPLETION OF ALL OBLIGATIONS SET FORTH IN THE LEASE INCLUDING BUT NOT LIMITED TO ALL RENTAL PAYMENTS DUE THEREUNDER THROUGH AND INCLUDING THE EARLY PURCHASE EFFECTIVE DATE SET FORTH BELOW.

EFFECTIVE DATE:                   December 23, 1994
TERMINATION AMOUNT:               $12,946,068.48
INTEREST 10-1-94 TO 12-23-94:     $   294,001.62
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TOTAL AMOUNT DUE:                 $13,240,070.10

Should you elect to exercise the Early Purchase Option, please sign this letter in the space provided below, and return this letter to me at the address listed below no later than December 20, 1994.

Please contact me at (203) 845-5519 should you have any questions.


Sincerely,

/s/ Kim Ehlers

Kim Ehlers
C&I Accounts Specialist

I agree and accept the following option:

   12/23/94   effective date
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By:        /s/ Donald A. DeSantis
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Title: Senior V.P. and Chief Financial Officer

Date: 12/19/94
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